Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Ventas, Inc.:

We consent to the incorporation by reference in the Registration Statement (Form S-4 No. 333-198789) pertaining to shares of Ventas, Inc. common stock issued in connection with the merger with American Realty Capital Healthcare Trust, Inc.; the Registration Statement (Form S-3 No. 333-200781) pertaining to the sale of Ventas, Inc. common stock by certain selling stockholders; the Registration Statement (Form S-3 No. 333-180521) pertaining to preferred stock, depository shares, common stock, warrants and debt securities of Ventas, Inc.; the Registration Statement (Form S-8 No. 333-183121) pertaining to the Ventas, Inc. 2012 Incentive Plan; the Registration Statement (Form S-8 No. 333-173434) pertaining to the Nationwide Health Properties, Inc. 2005 Performance Incentive Plan, as Amended; the Registration Statement (Form S-8 No. 333-136175) pertaining to the Ventas, Inc. 2006 Incentive Plan and Ventas, Inc. 2006 Stock Plan for Directors; the Registration Statement (Form S-8 No. 333-126639) pertaining to the Ventas Employee and Director Stock Purchase Plan; the Registration Statement (Form S-8 No. 333-118944) pertaining to the Ventas Executive Deferred Stock Compensation Plan and Ventas Nonemployee Director Deferred Stock Compensation Plan; the Registration Statement (Form S-8 No. 333-107951) pertaining to the Ventas, Inc. 2000 Stock Option Plan for Directors; the Registration Statement (Form S-8 No. 333-97251) pertaining to the Ventas, Inc. 2000 Incentive Compensation Plan; and the Registration Statement (Form S-8 No. 333-61552) pertaining to the Ventas, Inc. Common Stock Purchase Plan for Directors, and in the related Prospectuses of Ventas, Inc. of our reports dated February 13, 2015, with respect to the consolidated balance sheets of Ventas, Inc. as of December 31, 2014 and 2013, and the related consolidated statements of income, comprehensive income, equity, and cash flows for each of the years in the three-year period ended December 31, 2014, and the financial statement Schedules II, III and IV for the three-year period ended December 31, 2014, and the effectiveness of internal control over financial reporting as of December 31, 2014, which reports appear in this December 31, 2014 annual report on Form 10-K of Ventas, Inc. Our report refers to a change in the method of accounting for discontinued operations.
/s/ KPMG LLP
Chicago, Illinois
February 13, 2015